BCB Bancorp, Inc., Announces 13.3% Increase in Quarterly Earnings, Declares Cash Dividend of $0.10 Per Share

BAYONNE, N.J. - July 29, 2008 - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP) announced an increase in net earnings of $150,000 or 13.3% to $1,276,000 for the three months ended June 30, 2008 from $1,126,000 for the three months ended June 30, 2007. Basic and diluted earnings per share were $0.28 and $0.27 per share respectively for the three months ended June 30, 2008 as compared to $0.23 and $0.23 per share, respectively, for the three months ended June 30, 2007. The Company further reported an increase in net earnings of $191,000 or 8.0% to $2,580,000 for the six months ended June 30, 2008 from $2,389,000 for the six months ended June 30, 2007. Basic and diluted earnings per share were $0.56 and $0.55 per share, respectively for the six months ended June 30, 2008 as compared to $0.48 and $0.47 per share, respectively, for the six months ended June 30, 2007. The Board of Directors unanimously approved the distribution of a quarterly cash dividend of $0.10 per common share for shareholders of record of July 30, 2008 payable on August 15, 2008.

Total assets increased by $15.0 million or 2.7% to $578.5 million at June 30, 2008 from $563.5 million at December 31, 2007. Total cash and cash equivalents decreased by $2.0 million or 16.9% to $9.8 million at June 30, 2008 from $11.8 million at December 31, 2007. Loans receivable increased by $27.9 million or 7.7% to $392.6 million at June 30, 2008 from $364.7 million at December 31, 2007. Investment securities held-to-maturity decreased by $13.2 million or 8.0% to $151.8 million at June 30, 2008 from $165.0 million at December 31, 2007. Deposits increased by $14.0 million or 3.5% to $412.8 million at June 30, 2008 from $398.8 million at December 31, 2007. Total stockholders' equity increased by $1.1 million or 2.3% to $49.6 million at June 30, 2008 from $48.5 million at December 31, 2007. The increase in stockholders' equity reflects net income of $2.58 million and $622,000 realized from the exercise of stock options, partially offset by a $1.0 million decrease reflecting the repurchase of 67,341 shares of common stock and the payment of cash dividends totaling $875,000. At June 30, 2008, BCB Community Bank had Tier 1, Tier 1 Risk-Based and Total Risk Based Capital of 9.12%, 13.25% and 14.40% respectively, and remained well capitalized.

Net income increased by $150,000 or 13.3% to $1.28 million for the three months ended June 30, 2008 from $1.13 million for the three months ended June 30, 2007. The increase in net income was due to an increase in net interest income, partially offset by increases in the provision of loan losses, non-interest expense and income taxes and a decrease in non-interest income. Net interest income increased by $684,000 or 16.3% to $4.9 million for the three months ended June 30, 2008 from $4.2 million for the three months ended June 30, 2007. The increase in net interest income resulted primarily from an increase of $55.5 million or 10.9% in the average balance of interest earning assets to $562.6 million for the three months ended June 30, 2008 from $507.1 million for the three months ended June 30, 2007, partially offset by a decrease in the average yield on interest earning assets to 6.41% for the three months ended June 30, 2008 from 6.52% for the three months ended June 30, 2007. The average balance of interest bearing liabilities increased by $55.7 million or 12.9% to $488.2


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million for the three  months  ended June 30,  2008 from $432.5  million for the three months ended June 30, 2007 and the average cost of interest bearing liabilities decreased by thirty-eight basis points to 3.39% for the three months ended June 30, 2008 from 3.77% for the three months ended June 30, 2007. As a consequence, the Company's net interest margin increased to 3.46% for the three months ended June 30, 2008 from 3.30% for the three months ended June 30, 2007.

Net income increased by $191,000 or 8.0% to $2.6 million for the six months ended June 30, 2008 from $2.4 million for the six months ended June 30, 2007. The increase in net income was due to an increase in net interest income, partially offset by increases in the provision for loan losses, non-interest expense and income taxes and a decrease in non-interest income. Net interest income increased by $1.17 million or 14.0% to $9.55 million for the six months ended June 30, 2008 from $8.38 million for the six months ended June 30, 2007. This increase in net interest income resulted primarily from an increase of $52.7 million or 10.5% in the average balance of interest earning assets to $556.3 million for the six months ended June 30, 2008 from $503.6 million for the six months ended June 30, 2007 while the average yield on interest earning assets increased slightly to 6.50% for the six months ended June 30, 2008, from 6.49% for the six months ended June 30 2007. The average balance of interest bearing liabilities increased by $55.1 million or 12.9% to $482.7 million for the six months ended June 30, 2008 from $427.6 million for the six months ended June 30, 2007, while the average cost of interest bearing liabilities decreased to 3.53% for the six months ended June 30, 2008 from 3.73% for the six months ended June 30, 2007. As a consequence, the Company's net interest margin increased to 3.43% for the six months ended June 30, 2008 from 3.33% for the six months ended June 30, 2007.

Donald Mindiak President & CEO commented that, "in spite of the challenging operating environment for business in general and financial institutions specifically, we recorded increases in net interest income and net income for the three and six month time periods ended June 30, 2008 as compared to the same time frame last year. While muted loan growth for the first six months of 2007 did not warrant additional loan loss provision entries, active loan growth in 2008, coupled with the challenging economy and prudent business management necessitated provision entries of $300,000 and $550,000 for the three and six months ended June 30, 2008. Notwithstanding the aforementioned, basic earnings per share increased by 21.7% and 16.7% for the three and six month time periods ended June 30, 2008, as compared to June 30, 2007.

"As asset quality continues to be a primary focus and concern of the Board and management, I am pleased to report that we continue to have no exposure to any sub-prime loans or any complex mortgage related derivative securities, and classified asset balances have declined in the six months ended June 30, 2008. At June 30, 2008, our nonperforming loans were 0.07% of total loans."

"The Board of Directors has unanimously approved, consistent with last quarter, a quarterly cash dividend of $0.10/share to shareholders of record as of July 30, 2008, payable on August 15, 2008, reflecting the Board's philosophy in

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providing  our  shareholders  with a  competitive  return  on  investment.  This represents a dividend payout ratio of 35.7% which we believe compares favorably with our peers."

BCB Community Bank presently operates four offices, three located in Bayonne, and one located in Hoboken, New Jersey.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental

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conditions  that  exist or may  exist on  properties  owned  by,  leased  by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or
guidelines;   operational   issues  stemming  from,   and/or  capital   spending
necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company's control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Questions regarding the content of this release should be directed to either Donald Mindiak, President & CEO, or Thomas Coughlin, COO & Principal Accounting Officer.

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
                        BCB BANCORP INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition at
                       June 30, 2008 and December 31, 2007
                                   (Unaudited)
                      (in thousands except for share data )
                                                                                   At                       At
                                                                                30-Jun-08                31-Dec-07
ASSETS

Cash and amounts due from depository institutions                                $  2,867                 $ 72,970
Interest-earning deposits                                                           6,946                    8,810
                                                                                 --------                 --------
   Total cash and cash equivalents                                                  9,813                   11,780
                                                                                 --------                 --------
Securities held for sale                                                            3,725                    2,056
Securities held to maturity, fair value $151,469 and $165,660
   respectively                                                                   151,783                  165,017
Loans held for sale                                                                 1,551                    2,132
Loans receivable, net of allowance for loan losses of $4,562 and
   $4,065 respectively                                                            392,584                  364,654
Premises and equipment                                                              5,766                    5,929
Federal Home Loan Bank of New York stock                                            5,646                    5,560
Interest receivable, net                                                            3,714                    3,776
Other real estate owned                                                             1,345                      287
Deferred income taxes                                                               1,649                    1,352
Other assets                                                                          945                      934
                                                                                 --------                 --------
    Total assets                                                                 $578,521                 $563,477
                                                                                 ========                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits                                                    $ 32,372                 $235,897
Interest bearing deposits                                                         380,379                  362,922
                                                                                 --------                 --------
  Total deposits                                                                  412,751                  398,819
Long-term Debt                                                                    114,124                  114,124
Other Liabilities                                                                   2,016                    2,024
                                                                                 --------                 --------
    Total Liabilities                                                             528,891                  514,967

STOCKHOLDERS' EQUITY
Common stock, stated value $0.06
10,000,000 shares authorized; 5,148,136 and
5,078,858 shares respectively, issued                                                 329                      325
Additional paid-in capital                                                         46,413                   45,795
Treasury stock, at cost, 507,992 and 440,651 shares,
respectively                                                                       (8,394)                  (7,385)
Retained Earnings                                                                  11,454                    9,749
Accumulated other comprehensive income                                               (172)                      26
                                                                                 --------                 --------
    Total stockholders' equity                                                     49,630                   48,510
                                                                                 --------                 --------
     Total liabilities and stockholders' equity                                  $578,521                 $563,477
                                                                                 ========                 ========


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

                        BCB BANCORP INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                       For the three and six months ended
                             June 30, 2008 and 2007
                                   (Unaudited)
                    (in thousands except for per share data)

                                                            Three Months Ended                            Six Months Ended
                                                                June 30,                                     June 30,
                                                     -------------------------------            ---------------------------------
                                                          2008              2007                   2008                 2007
                                                     -------------------------------            ---------------------------------
Interest income:
  Loans                                                $ 6,623           $ 5,876                   $13,268              $11,632
  Securities                                             2,281             2,063                     4,620                4,107
  Other interest-earning assets                            108               320                       181                  608
                                                       -------           -------                   -------              -------
     Total interest income                               9,012             8,259                    18,069               16,347
                                                       -------           -------                   -------              -------
Interest expense:
  Deposits:
     Demand                                                241               219                       542                  402
     Savings and club                                      339               480                       699                1,000
     Certificates of deposit                             2,300             2,498                     4,741                4,859
                                                       -------           -------                   -------              -------
                                                         2,880             3,197                     5,982                6,261
                                                       -------           -------                   -------              -------
     Borrowed money                                      1,262               876                     2,540                1,708
                                                       -------           -------                   -------              -------
       Total interest expense                            4,142             4,073                     8,522                7,969
                                                       -------           -------                   -------              -------
Net interest income                                      4,870             4,186                     9,547                8,378
Provision for loan losses                                  300                 -                       550                    -
                                                       -------           -------                   -------              -------
Net interest income after provision for loan losses      4,570             4,186                     8,997                8,378
                                                       -------           -------                   -------              -------
Non-interest income:
   Fees and service charges                                147               152                       305                  293
   Gain on sales of loans originated for sale               20               129                       100                  250
   Gain (loss) on sales of loans
   Other                                                     6                 6                        16                   14
                                                       -------           -------                   -------              -------
      Total non-interest income                            173               287                       421                  557
                                                       -------           -------                   -------              -------
Non-interest expense:
   Salaries and employee benefits                        1,378             1,467                     2,753                2,801
   Occupancy expense of premises                           262               245                       525                  480
   Equipment                                               504               505                     1,002                  938
   Advertising                                              71                99                       122                  194
   Other                                                   524               407                       964                  787
                                                       -------           -------                   -------              -------
      Total non-interest expense                         2,739             2,723                     5,366                5,200
                                                       -------           -------                   -------              -------
Income before income tax provision                       2,004             1,750                     4,052                3,735
Income tax provision                                       728               624                     1,472                1,346
                                                       -------           -------                   -------              -------
Net Income                                             $ 1,276           $ 1,126                   $ 2,580              $ 2,389
                                                       =======           =======                   =======              =======
Net Income per common share-basic and diluted
              basic                                     $ 0.28            $ 0.23                    $ 0.56               $ 0.48
                                                       =======           =======                   =======              =======
              diluted                                   $ 0.27            $ 0.23                    $ 0.55               $ 0.47
                                                       =======           =======                   =======              =======
Weighted average number of common shares outstanding-
              basic                                      4,604             4,849                     4,610                4,927
                                                       =======           =======                   =======              =======
              diluted                                    4,691             4,982                     4,705                5,059
                                                       =======           =======                   =======              =======